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                       STOCK PLEDGE AND SECURITY AGREEMENT


                  STOCK PLEDGE AGREEMENT dated as of September ___, 1996, between DICKINSON HOLDING CORP., a Delaware corporation (the "Pledgor") and SYNERGISTIC HOLDINGS CORP., a Delaware corporation (the "Pledgee").

                  The parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Pledge of Securities and Grant of Security Interest. In order to secure its obligations of the Pledgor (the "Obligations") under that certain promissory note of even date herewith made by Pledgor to the Pledgee in the initial principal amount of up to $500,000 (the "Note"), the Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a continuing security interest in, 250,000 shares of common stock of Synergistic Holdings Corp. (the "Pledged Securities"). The Pledgor is herewith delivering the Pledged Securities to the Pledgee to be held in accordance with the terms of this Agreement, or in the absence of such physical delivery, has made the appropriate book entry nominations in DTC to exhibit and perfect the pledge of securities provided for herein. The Pledgor is also delivering to the Pledgee fully executed blank stock powers, which blank stock powers may be utilized by the Pledgee in the exercise of the Pledgee's rights as herein granted.

                  2. Representations, Warranties and Covenants of Pledgor. The Pledgor represents and warrants that it is, and covenants and agrees that at all times during the term of this




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Stock Pledge Agreement it will be, the legal and beneficial owner of the Pledged
Securities, free and clear of any lien, security interest, charge or other encumbrance except for the security interest created hereby.

                  3. Events of Default. Upon an Event of Default (as hereinafter defined) under the Note, the Pledgee shall provide written notice of such default to the Pledgor and the Pledgee shall be entitled to exercise all rights available to it as a secured party with respect to the Pledged Securities as provided more fully in Section 4 hereof.

                  4.       Default Defined; Remedies.

                           (a) An Event of Default shall be deemed to have
occurred on the fifth calendar day after the failure of the Pledgor to make any payments due under the Note when and if demanded.

                           (b) Unless and until there exists an Event of
Default, the Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to the Pledged Securities; provided that the Pledgee shall be entitled to receive and retain any cash dividends thereon and any cash distributions made in respect thereof.

                           (c) Upon an Event of default, the Pledgee shall have
all of the rights of a secured party upon the occurrence of a default under the Uniform Commercial Code then in effect in the State of New York; and without limiting the generality of the foregoing, upon the occurrence of a Default, the Pledgee shall have the right at any time or times to sell, resell, assign and

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deliver, all in a commercially reasonable manner, the Pledged Securities or any part thereof, in one or more parcels, at such price of prices as shall be commercially reasonable, at public or private sale, at any exchange or broker's board or elsewhere.

                           (d) The proceeds of any such sale or sales, and any
proceeds the Pledgee receives in respect of any realization upon the Pledged Securities, shall be received and applied: first, to the payment of the Obligations and, second, any surplus thereafter remaining shall be paid to the Pledgor or to whosoever may be lawfully entitled to receive the same.

                  5. Right to Substitute. Pledgor shall have the right from time to time during the term of this Agreement to replace the Pledged Securities with different collateral; provided that such substitute collateral consists of freely tradeable securities with a value equal to or greater than the outstanding balance of the Note. For purposes of the foregoing, the value of the substitute collateral shall (a) if such securities are traded on a national securities exchange or on the NASDAQ National Market System, be based on the then current trading price of such securities, or (b) if such securities are listed on any other exchange, the Pledgor and the Pledgee shall mutually agree on the value.

                  6. Legend. The certificates representing the Pledged Securities shall bear the following legend:

                           THE STOCK REPRESENTED BY THIS STOCK CERTIFICATE IS HELD SUBJECT TO THE TERMS OF A STOCK PLEDGE AGREEMENT, DATED AS OF SEPTEMBER ___, 1996, BETWEEN DICKINSON HOLDING CORP. AND SYNERGISTIC HOLDINGS CORP. MAY NOT BE OFFERED FOR SALE, SOLD,

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                           TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE
                           DISPOSED OF EXCEPT AS PROVIDED IN SAID AGREEMENT. ANY PURPORTED TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE VOID.

                  7. Miscellaneous. This Stock Pledge Agreement (a) may only be modified by a written instrument which is executed by both of the parties hereto; (b) shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein; (c) sets forth the entire agreement of the parties with respect to the subject matter hereof; (d) may not be assigned by either party hereto without the prior written consent of the other party, and (e) shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns. All notices and/or other communications relating to this Stock Pledge Agreement shall be in writing and deemed delivered as of the date delivered, if delivered personally, or three (3) days after having been mailed, if mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

                           if to Pledgor, to:

                             Dickinson Holding Corp.
                             405 Sixth Avenue
                             Des Moines, Iowa 50309
                             Attention:  T. Marshall Swartwood

                           if to Pledgee, to:

                             Synergistic Holdings Corp.
                             405 Sixth Avenue
                             Des Moines, Iowa 50309



or to such other address as either of such parties shall have designated by like notice to the other party.

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                  IN WITNESS WHEREOF, the parties hereto have caused this Stock
Pledge Agreement to be executed and delivered on the date first-above written.

                              DICKINSON HOLDING CORP.


                              By: /s/ T. Marshall Swartwood
                                  -----------------------------------------
                                       Name:  T. Marshall Swartwood
                                       Title:


                              SYNERGISTIC HOLDINGS CORP.


                              By:  /s/ Thomas M. Swartwood
                                  -----------------------------------------
                                       Name:  Thomas M. Swartwood
                                       Title: President





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